                                                                      EXHIBIT 11

                         GENERAL INSTRUMENT CORPORATION
             EXHIBIT 11 -- COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (In Thousands, Except Per Share Amounts)

                                                                              YEAR ENDED DECEMBER 31,
                                                                         ----------------------------------
                                                                            1996        1995        1994
                                                                         ----------  ----------  ----------
PRIMARY:
Income (loss) before cumulative effect of change in accounting
 principle.............................................................  $   (1,864) $  123,782  $  248,452
Cumulative effect of change in accounting principle....................          --          --      (1,917)
                                                                         ----------  ----------  ----------
  Net Income (Loss)....................................................  $   (1,864) $  123,782  $  246,535
                                                                         ----------  ----------  ----------
Weighted average common shares outstanding.............................     131,723     123,483     120,937
  Incremental shares under stock option plans..........................         667         891       2,456
                                                                         ----------  ----------  ----------
  Weighted average common and common equivalent shares outstanding.....     132,390     124,374     123,393
                                                                         ----------  ----------  ----------
Primary earnings (loss) per share:
  Income (loss) before cumulative effect of change in accounting
    principle..........................................................  $     (.01) $     1.00  $     2.01
  Cumulative effect of change in accounting principle..................          --          --        (.01)
                                                                         ----------  ----------  ----------
  Net Income (Loss)....................................................  $     (.01) $     1.00  $     2.00
                                                                         ----------  ----------  ----------
                                                                         ----------  ----------  ----------
FULLY DILUTED:
Income (loss) before cumulative effect of change in accounting
 principle.............................................................  $   (1,864) $  123,782  $  248,452
  Interest and amortization of debt issuance costs related to the
    Convertible Junior Subordinated Notes, net of income tax effects...      11,867      16,383      25,877
                                                                         ----------  ----------  ----------
  Adjusted income before cumulative effect of change in accounting
    principle..........................................................      10,003     140,165     274,329
  Cumulative effect of change in accounting principle..................          --          --      (1,917)
                                                                         ----------  ----------  ----------
  Adjusted net income..................................................  $   10,003  $  140,165  $  272,412
                                                                         ----------  ----------  ----------
Weighted average common shares outstanding.............................     131,723     123,483     120,937
  Incremental shares under stock option plans..........................         667         904       2,607
  Incremental shares attributable to Convertible Junior
    Subordinated Notes.................................................      15,000      21,019      21,053
                                                                         ----------  ----------  ----------
  Adjusted weighted average shares outstanding.........................     147,390     145,406     144,597
                                                                         ----------  ----------  ----------
Fully diluted earnings per share:
  Income before cumulative effect of change in accounting principle....  $      .07(a) $      .96 $     1.89
  Cumulative effect of change in accounting principle..................          --          --        (.01)
                                                                         ----------  ----------  ----------
  Net Income...........................................................  $      .07(a) $      .96 $     1.88
                                                                         ----------  ----------  ----------

Note: The computations of primary and fully diluted earnings (loss) per share assume incremental shares under stock option plans using the treasury method.

(a) Differs from loss per share as reported in the Consolidated Statements of Operations because the effect of the Convertible Junior Subordinated Notes was anti-dilutive.